EXHIBIT 23.2



                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 7, 2000 on the consolidated financial statements of Commonwealth Bancorp, Inc. (the "Company"), included in the Company's Annual Report on Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.

                                                /s/ ARTHUR ANDERSEN LLP


Philadelphia, Pennsylvania
May 15, 2000